EXHIBIT 23.4
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-08843 of MCII Holdings (USA) Inc. of our reports dated February 24, 1995 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/Deloitte & Touche LLP
Phoenix, Arizona
September 20, 1996